UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Dear Shareholder:

We have enclosed with this letter the proxy statement for our 2017 Annual Meeting (the “Annual Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).

This year’s Annual Meeting will be held on Thursday, November 16, 2017, at 10:00 a.m. Central Time, at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087, and you are most welcome to attend. You will find directions to the Annual Meeting on the inside back cover of the accompanying proxy statement.

At the Annual Meeting, you will have an opportunity to vote on the following proposals: (1) to elect nine directors; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; (3) to select, on an advisory basis, the frequency with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers; and (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2018 fiscal year. Representatives from Deloitte & Touche LLP will be available at the Annual Meeting and we will address questions that you may have.

This year, we have again elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules.

Whether or not you expect to be present at the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by phone, or if you have requested to receive printed proxy materials, by mailing a proxy card enclosed with those materials. This will not prevent you from voting in person at the Annual Meeting, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the Annual Meeting, you may withdraw your proxy at any time and vote your shares in person.

We want your vote to be represented at the Annual Meeting. For those of you who plan to visit with us in person at the Annual Meeting, we look forward to seeing you, and please have a safe trip.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

October 2, 2017

305 Hartmann Drive

Lebanon, Tennessee 37087

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE OF MEETING:	November 16, 2017
TIME OF MEETING:	10:00 a.m. Central Time
PLACE OF MEETING:	305 Hartmann Drive Lebanon, Tennessee 37087
ITEMS OF BUSINESS:	(1)	to elect nine directors;
	(2)	to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
	(3)	to select, on an advisory basis, the frequency with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers;
	(4)	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2018 fiscal year; and
	(5)	to conduct other business properly brought before the meeting.
WHO MAY VOTE/ RECORD DATE:	You may vote if you were a shareholder at the close of business on September 22, 2017.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our shareholders instead of paper copies of our proxy statement and our 2017 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2017 Annual Report and proxy card.

We hope that you will be able to attend the Annual Meeting. Instructions on how to obtain directions to the Annual Meeting are also included in the Notice. We ask, however, whether or not you plan to attend the Annual Meeting that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders are present whether in person or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card enclosed with those materials. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

If you attend the Annual Meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of our Board of Directors,

Richard M. Wolfson
Secretary

Lebanon, Tennessee

October 2, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING

TO BE HELD ON NOVEMBER 16, 2017:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting and

Proxy Statement are available free of charge at: www.proxyvote.com

CRACKER BARREL OLD COUNTRY STORE, INC.

305 Hartmann Drive

Lebanon, Tennessee 37087

Telephone: (615) 444-5533

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

What is this document?

This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of Shareholders to be held on Thursday, November 16, 2017 (the “Annual Meeting”). If you requested a printed version of the proxy statement, a form of proxy card is also being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.” Unless clearly indicated otherwise, all references to a particular year or quarter in this proxy statement refer to our fiscal year or quarter.

Why am I receiving a proxy statement?

Because you were one of our shareholders at the close of business on September 22, 2017, the record date for our Annual Meeting, you are receiving this document in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.

What does it mean if I receive more than one proxy statement or proxy card?

If you receive multiple proxy statements or proxy cards, that may mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company (“AST”). You can contact AST by calling (800) 485-1883.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, this year the Company will again use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

How can I get electronic access to the proxy materials?

The Notice explains how to:

•	view the Company’s proxy materials for the Annual Meeting on the Internet; and

•	instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at http://investor.crackerbarrel.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Are you “householding” for shareholders sharing the same address?

Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. Under this procedure, we are delivering a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this proxy statement or the 2017 Annual Report, shareholders may write or call our transfer agent, AST, toll free at (800) 485-1883, or our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Who pays for the Company’s solicitation of proxies?

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies.

Who may attend the Annual Meeting?

The Annual Meeting is open to all of our shareholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in “street name” by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Cracker Barrel shares, it is possible that you will not be admitted to the meeting.

May shareholders ask questions at the Annual Meeting?

Yes. Certain of our officers will be available to respond to shareholder questions at the end of the Annual Meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, at least two weeks before the meeting.

What is Cracker Barrel Old Country Store, Inc. and where is it located?

We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept throughout the United States. We also own and operate the Holler & Dash Biscuit House TM restaurant concept in a number of locations in the southeastern United States. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.

Where is Cracker Barrel Old Country Store, Inc. common stock traded?

Our common stock is traded and quoted on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CBRL.”

Who will count the votes cast at the Annual Meeting?

The Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. The inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Final voting results will be announced at the Annual Meeting.

How can I find the voting results of the Annual Meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting.

VOTING MATTERS

What am I voting on?

You will be voting on the following matters:

•	to elect nine directors;

•	to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•	to select, on an advisory basis, the frequency with which Company shareholders will have an advisory vote on the compensation of the Company’s named executive officers; and

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2018 fiscal year.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on September 22, 2017. As of September 22, 2017, there were 24,094,288 shares of our common stock outstanding.

How many votes must be present to hold the Annual Meeting?

In order to lawfully conduct the Annual Meeting, a majority of our outstanding common shares as of September 22, 2017 must be present at the Annual Meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the Annual Meeting?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

May I vote my shares in person at the Annual Meeting?

Yes. You may vote your shares at the Annual Meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the Annual Meeting in person, however, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by using the telephone, Internet or, if applicable, by returning a proxy card.

How do I vote before the Annual Meeting?

Before the Annual Meeting, you may vote your shares in one of the following three ways: (1) via the Internet by following the instructions provided in the Notice, (2) by mail, if you requested printed copies of the proxy materials, by filling out the form of proxy card and sending it back in the envelope provided, or (3) by telephone, if you requested printed copies of the proxy materials, by calling the toll free number found on the proxy card. If you requested printed copies of the proxy materials, and properly sign and return your proxy card and return it in the prepaid envelope, your shares will be voted as you direct.

Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business

Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you the Notice. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least 10 days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?” below.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal, unless such proposal is a “routine” matter under applicable rules. See “Will my shares held in street name be voted if I do not provide my proxy?” below. The only “routine” matter to be presented at the Annual Meeting is Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Will my shares held in street name be voted if I do not provide my proxy?

On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The only “routine” matter to be presented at the Annual Meeting is Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

How will my proxy be voted?

The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card.

What if I return my proxy card or vote by Internet or telephone but do not specify my vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the nine director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•	FOR having an advisory vote on the compensation of the Company’s named executive officers once every year (as opposed to every other year or every third year); and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2018 fiscal year.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•	re-vote by using the telephone and calling (800) 690-6903;

•	re-vote by using the Internet by following the instructions in the Notice; or

•	attend the Annual Meeting and vote in person—note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

What vote is required to approve each proposal?

•	Proposal 1: Election of nine directors.

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Broker non-votes will also not be considered to have been voted for any director nominee.

•	Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

The approval of the compensation of the Company’s named executive officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

•	Proposal 3: Advisory vote on the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers.

We are asking our shareholders to vote, on an advisory and non-binding basis, for their preference as to how frequently the advisory vote on the executive compensation of the Company’s named executive officers should be presented to shareholders. By voting with respect to this proposal, you may indicate whether you would prefer that we conduct future advisory votes on the compensation of the named executive officers “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS,” or you may elect to “ABSTAIN.” Shareholders are not voting to approve or disapprove of our Board of Directors’ recommendation. Rather, the outcome of this advisory vote regarding the frequency of a shareholder advisory vote will be determined by which frequency—every year, every two years or every three years—receives the greatest number of votes cast. If you vote “ABSTAIN” on this proposal via a properly executed proxy card, the Internet or telephone, your vote will not be counted as cast for any of the three frequency alternatives in this proposal. Broker non-votes likewise will not be treated as cast for any of the three frequency alternatives in this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on the outcome of the vote.

•	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2018 fiscal year.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. This proposal is considered routine, and thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you. Abstentions will not have any legal effect on whether this proposal is approved. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its appointment.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:

•	FOR the election of each of the nine director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•	FOR having an advisory vote on the compensation of the Company’s named executive officers once every year; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2018 fiscal year.

May other matters be raised at the Annual Meeting; how will the Annual Meeting be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES

Directors

The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 44 of this proxy statement. All nine of the nominees are current members of our Board of Directors and are nominees for re-election to the Board.

Our Board of Directors is currently composed of ten directors. Glenn A. Davenport provided notice to the Company on September 28, 2017 of his intention to not stand for re-election at the Annual Meeting. Mr. Davenport will continue to serve as a director until that time. Mr. Davenport’s decision not to stand for re-election at the end of his current term is motivated by personal reasons and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors wishes to thank Mr. Davenport for his years of service and excellent contributions to the Company during his tenure. As a result of Mr. Davenport’s departure from the Board following the Annual Meeting, pursuant to the Company’s Charter, the Board intends to reduce the size of the Board from ten to nine directors, effective immediately upon the adjournment of the Annual Meeting.

Board Meetings

Our Board of Directors met eight times during 2017. Each director attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2017 and all meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2017.

Board Committees

Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, and Nominating and Corporate Governance committees are independent under the NASDAQ Marketplace Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. Copies of the charters of each of the Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility committees, as well as our Corporate Governance Guidelines, are posted on our website: www.crackerbarrel.com. Current information regarding all of our standing committees is set forth below:

Name of Committee and Members	Functions of the Committee		Number of Meetings in 2017

AUDIT: Richard J. Dobkin, Chair Glenn A. Davenport Norman E. Johnson William W. McCarten	•	Acts as liaison between our Board of Directors and independent auditors	7
	•	Reviews and approves the appointment, performance, independence and compensation of independent auditors
	•	Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors
	•	Is responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

Name of Committee and Members	Functions of the Committee		Number of Meetings in 2017
	•	Reviews internal accounting controls and systems, including internal audit plan

	•	Reviews results of the internal audit plan, the annual audit and related financial reports

	•	Reviews quarterly earnings press releases and related financial reports

	•	Reviews our significant accounting policies and any changes to those policies

	•	Reviews policies and practices with respect to risk assessment and risk management

	•	Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

	•	Reviews the appointment, performance and termination or replacement of the senior internal audit executive

	•	Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Coleman H. Peterson, Chair Glenn A. Davenport William W. McCarten Andrea M. Weiss	•	Reviews management performance, particularly with respect to annual financial goals	6
•

Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers, excluding the Chief Executive Officer for whom the committee makes a recommendation to the Board of Directors for its approval

	•	Monitors compliance of directors and officers with our stock ownership guidelines

	•	Evaluates the risk(s) associated with our compensation programs

	•	Selects and engages independent compensation consultants and other committee advisors

	•	Reviews, in conjunction with the Nominating and Corporate Governance Committee, a succession plan with the Chairman of the Board and the Chief Executive Officer and provides insights with respect to succession planning to the Nominating and Corporate Governance Committee

Name of Committee and Members	Functions of the Committee		Number of Meetings in 2017

NOMINATING AND CORPORATE GOVERNANCE: Norman E. Johnson, Chair Thomas H. Barr Richard J. Dobkin Coleman H. Peterson	•	Identifies and recruits qualified candidates to fill positions on our Board of Directors	5
	•	Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws
	•	Reviews corporate governance policies and makes recommendations to our Board of Directors
	•	Reviews and recommends the composition of the committees of our Board of Directors
	•	Oversees annual performance review of our Board of Directors and the committees thereof
	•	Reviews, on behalf of our Board of Directors, a succession plan with the Chairman of the Board and the Chief Executive Officer and reports to our Board of Directors on that issue

PUBLIC RESPONSIBILITY: Andrea M. Weiss, Chair Thomas H. Barr James W. Bradford	•	Assists the Board of Directors in fulfilling its oversight responsibility for the Company’s overall enterprise risk management program	2
	•	Analyzes public policy trends and makes recommendations to the Board of Directors regarding how the Company can anticipate and adjust to these trends

	•	Annually reviews the policies, procedures and expenditures for the Company’s political activities, including political contributions and direct and indirect lobbying

	•	Reviews the Company’s progress toward its diversity goals and compliance with the Company’s responsibilities as an equal opportunity employer

	•	Reviews the Company’s human and workplace rights policies

	•	Reviews and recommends procedures concerning the transmission of the Company’s positions on public policy and social issues via digital media outlets

	•	Reviews any shareholder proposals that deal with public policy issues and makes recommendations to the Board of Directors regarding the Company’s response to such proposals

Name of Committee and Members	Functions of the Committee		Number of Meetings in 2017

EXECUTIVE: James W. Bradford, Chair Sandra B. Cochran Richard J. Dobkin Norman E. Johnson Coleman H. Peterson Andrea M. Weiss	•	Meets at the call of the Chief Executive Officer or Chairman of the Board	0
	•	Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors
	•	May carry out all functions and powers of our Board of Directors, subject to certain exceptions under applicable law
	•	Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors

Board Leadership Structure

Our Board of Directors regularly considers the appropriate leadership structure for the Company, and believes that its current leadership structure, with Mr. Bradford serving as Chairman and Ms. Cochran serving as the Chief Executive Officer, best serves (i) the objectives of the Board of Directors’ oversight of management, (ii) the ability of the Board of Directors to carry out its roles and responsibilities on behalf of the shareholders, and (iii) the Company’s overall corporate governance.

Notwithstanding our current structure, our Board of Directors has concluded that it is important to retain flexibility in determining whether the same individual should serve as both Chief Executive Officer and Chairman at any given point in time. The Board of Directors uses its judgment to determine the best leadership structure for the Company at any given point in time, rather than adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairman, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive Officer and Chairman roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what the Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time. By way of example, in the event of a departure of either our Chief Executive Officer or Chairman, the Board of Directors could reconsider the leadership structure and whether one individual was then suited to fulfill both roles, based on a candidate’s experience and knowledge of our business and whether the directors considered it in the best interest of the Company to combine the positions.

Our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.

Board Oversight of Risk Management

It is the responsibility of our senior management to develop and implement our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (i) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Chairman, and (ii) further consideration and evaluation of discrete risks at the committee level.

Our Board of Directors is comprised predominantly of independent directors (nine of our ten current directors, and eight of the nine nominees), and all directors who served on the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility) during 2017 are independent under applicable NASDAQ listing standards and our Corporate Governance Guidelines. This system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.

Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review, led by the Audit Committee, of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that, on a continual basis, identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.

In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Vice President of Internal Audit, General Counsel and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices. The Compensation Committee reviewed and discussed: the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Public Responsibility Committee oversees the risks associated with the Company’s response to public relations matters and public policy trends. The Public Responsibility Committee discussed and conducted specific analyses of the management of public relations issues as well as the Company’s commitment to diversity and corporate responsibility through various channels, including social and digital media.

Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.

Compensation of Directors

During 2017, each outside director was paid an annual cash retainer of $50,000. Each outside director also was paid a director’s fee of $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended, other than the Audit Committee and the Compensation Committee members, who were paid $2,000 for each committee meeting attended. Each of the chairs of the Nominating and Corporate Governance Committee and the Public Responsibility Committee was paid an additional annual retainer of $13,000, while the Chairman of the Audit Committee was paid an additional retainer of $21,000 and the Chairman of the Compensation Committee was paid an additional annual retainer of $18,000. The Chairman of the Board of Directors served as the Chairman of the Executive Committee and received no additional compensation for this role. We reimburse all non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Non-employee directors are also offered the option to participate in our deferred compensation plan. The deferred compensation plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%.

Each non-employee director who is elected at an annual meeting also receives a grant of shares of restricted stock having a value equal to approximately $110,000, with the number of shares of restricted stock included in such grant to be determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by NASDAQ, and to be rounded down to the nearest whole share. These awards vest at the earlier of one year from the date of grant or at the next annual meeting of shareholders. The Company has no knowledge of any agreement or arrangement between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy or service as a director.

In addition to the compensation set forth above with respect to each outside director, our independent Chairman James W. Bradford was paid an additional annual cash retainer of $35,000 and received an additional grant of shares of restricted stock having a value equal to approximately $65,000, based on the closing price of our common stock on the date of the grant, as reported by NASDAQ, and rounded to the nearest whole share. These shares of restricted stock vest one year from the date of grant.

The compensation of our directors during 2017 is detailed in the Director Compensation Table, which can be found on page 38 of this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This portion of the proxy statement, called Compensation Discussion and Analysis or “CD&A,” provides a description of the objectives and principles of Cracker Barrel’s executive compensation programs. It explains how compensation decisions are linked to Cracker Barrel’s performance relative to our strategic goals and our efforts to drive shareholder value. It is also meant to give our shareholders insight into the deliberative process and the underlying compensation philosophies that are the foundation of the design of the pay packages of our executive officers. Generally, Cracker Barrel’s executive compensation programs apply to all executive officers, but this CD&A focuses on the compensation decisions relating to our executive officers who qualified as “named executive officers” under applicable SEC rules (the “Named Executive Officers” or “NEOs”) during 2017.

Executive Summary

In 2017, the Company successfully grew revenues, operating margins and earnings over 2016 levels, despite the fact that the casual dining restaurant and specialty retail industries in the United States experienced decreases in customer traffic in every quarter of the year. In the face of these macro-economic headwinds, we believe we outperformed the casual dining industry in both restaurant sales and traffic, outperformed the specialty retail industry in merchandise sales, executed key initiatives and delivered value to our shareholders. Below are a few highlights of our 2017 achievements:

•

Financial Achievements. In 2017 the Company’s revenues grew by approximately 50 basis points to $2.93 billion, with comparable store restaurant sales increasing 0.2% and comparable store retail sales decreasing 3.7%. Our 2017 operating margins increased to 10.7% from 9.6% in the prior year due to a variety of factors, including favorable commodity pricing and the cost savings initiatives described below. Finally, our 2017 earnings per diluted share grew to $8.37, compared to $7.86 in 2016.

•

Cost Reductions. As part of our long-term strategic plan, we targeted $20 million in annual cost reductions to be realized in 2017, and we surpassed this goal and achieved approximately $23 million. These initiatives, which targeted labor productivity, food waste, and utility expense, contributed significantly to our increase in operating income margin in 2017.

•

Shareholder Returns. In 2017 we once again increased our regular quarterly dividend, to $1.20 per share. Over the last six years, we have increased our dividend eight times, for a cumulative increase of nearly 450%. In July 2017 we also declared a special dividend of $3.50 per share. This was the third special dividend we paid in the last three years.

•

Continued Expansion. We opened six new Cracker Barrel Old Country Store locations during 2017, continuing our westward expansion with new store openings in Las Vegas, Nevada and Portland, Oregon. Guest response to our Nevada and Oregon stores has been enthusiastic, and the results of these stores have thus far outpaced our initial expectations. We also opened two new units of our fast casual brand, Holler & Dash Biscuit House, in the southeastern United States.

•

Public Acclaim. During 2017 we received two notable and prestigious recognitions: We were named the Best Full-Service Restaurant in America by the American Customer Satisfaction Index and were named among America’s Top 100 Most Reputable Companies by Forbes Magazine.

Summary of 2017 Compensation Actions

Pay actions for our Named Executive Officers in 2017 reflected the foregoing achievements. The chart below describes the elements of our executives’ pay (each of which is discussed in greater detail in this CD&A) and summarizes how each element was handled in 2017:

Pay Element	Pay Element in 2017
Base Salary

•     Our CEO, Ms. Cochran, received a merit increase of approximately 3% in 2017. Our CFO, Ms. Golder, did not receive any base salary increase in 2017, due to her recent tenure with the Company. Our other NEOs each received a merit increase of approximately 5% in 2017.

Annual Bonus Plan

•     Due to the increase in our operating income, which exceeded target performance, 2017 bonuses were paid out to our NEOs (and to approximately 160 other employees whose 2017 bonuses were determined by an operating income performance metric) at approximately 112% of target.

Long-Term Performance Incentives

•     Our executives received two long-term incentive (“LTI”) awards which are payable in future years based on the achievement of certain performance goals, as follows:

•     A 2017 Long Term Performance Plan (“LTPP”) award that will be payable based on our achievement of certain level of “return on invested capital” (“ROIC”) during years 2017 and 2018.

•     A 2017 restricted stock unit (“RSU”) award that will be payable (i) at target if our relative total shareholder return (“TSR”) over the next three years (i.e., 2017, 2018 and 2019) is between the 25th and 75th percentiles of the S&P MidCap 400 Index; (ii) at 75% of target if our relative TSR over such time period is equal to or below the 25th percentile of such index; and (iii) at 125% of target if our relative TSR over such time period is equal to or above the 75th percentile of such index. (This award, in combination with the time-based award referenced under “Long-Term Retention Incentives” below, replaced a previous practice of awarding Market Stock Units (“MSUs”) tied to TSR performance over a three-year performance period.)

In addition, performance-based equity awards that were granted in earlier years were paid out to our NEOs in 2017, as follows:

•     2016 LTPP Awards, which were granted in 2016 and had a two-year performance period (2016 and 2017) were paid out at approximately 115% of target, reflecting our achievement of an approximately 23% ROIC, on average, over past two years.

•     2015 MSU Grants, which were granted in 2015 and had a three-year performance period (2015, 2016 and 2017), were paid out at 150% of target, reflecting our achievement of a an approximately 82% positive change in cumulative TSR over the past three years.

Long-Term Retention Incentives	• In 2017, our NEOs received time-based Restricted Stock Awards. These awards cliff-vest after three years (i.e., in 2019), and are intended to encourage executive retention.

Health and welfare benefits	• There were no material changes to the health and welfare benefits provided to NEOs in 2017.

Severance and change-in-control provisions/agreements	• No severance or change in control agreements with our NEOs were entered into or amended in 2017.

Advisory Vote on Executive Compensation

Last year, we held our annual advisory vote to approve Named Executive Officer compensation, commonly known as “Say on Pay.” Approximately 66% of the votes cast were in favor of our executive compensation as disclosed in our 2016 Proxy Statement. The Company believes that Biglari Capital Corp. and its affiliates (“Biglari Capital”) cast approximately 4.7 million votes against our executive compensation as disclosed in our 2016 Proxy Statement. Excluding these votes cast by Biglari Capital, a historically dissident shareholder, approximately 95% of the remaining votes cast were in favor of our executive compensation. The Compensation Committee considered these results, as well as other feedback the Company has received from shareholders as part of its ongoing review of our executive compensation programs, and determined not to make material changes to our executive compensation programs because the Compensation Committee believes this advisory vote, particularly that of our disinterested shareholders, indicates considerable shareholder support for continuing the Company’s strong pay-for-performance philosophy.

Elements of Compensation Program

Compensation Philosophy

Our central compensation objective is to develop a program that will ultimately drive long-term total return to our shareholders and build a better company by implementing compensation programs that reward both company-wide and individual performance, align our executives’ interests with those of our shareholders and allow us to attract and retain talented executives.

We have a strong “pay for performance” philosophy designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. A significant amount of the compensation payable to our executives is tied to the Company’s achievement of measurable performance goals (relative total TSR, operating income and ROIC) that we believe directly relate to our ability to return value to our shareholders and thereby translate into higher TSR over time. In furtherance of our overall philosophy, we seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

The Company’s compensation philosophy is to target total direct compensation paid to our executive officers at the median of our peer group and other market comparisons. While the Compensation Committee strives to deliver a target total compensation package approximating the market median, judgment is applied to recognize individual performance, competitive pressures for management talent, experience, and value to the organization when establishing compensation opportunities. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and help focus and reward executives for both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.

Role of the Compensation Committee

The Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation program. In fulfilling this responsibility, the Compensation Committee:

•	Reviews and approves corporate performance goals for our executive officers, sets cash- and equity-based compensation and administers our equity incentive arrangements;

•

Assesses (together with management) potential risks to the Company associated with our compensation programs and reviews and approves employment and change in control agreements of our executive officers; and

•

Periodically conducts or authorizes studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in connection with any such studies.

The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating both quantitative and qualitative factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation status as shown on tally sheets reflecting current and historical compensation for each executive, and tenure with the Company.

In addition, for any Named Executive Officers who are subject to employment agreements, the Compensation Committee, with the assistance of Frederic W. Cook & Co., the Compensation Committee’s outside compensation consultant (“FW Cook”), and the Company’s outside counsel, is responsible for negotiating and reviewing the terms of such employment agreements. Currently, only Ms. Cochran, our President and Chief Executive Officer, is subject to an employment agreement.

Role of Management

Management plays the following roles in the compensation process:

•	Management recommends to our Board of Directors business performance targets and objectives for the annual plan and provides background information about the underlying strategic objectives;

•	Management evaluates employee performance;

•	Management recommends cash compensation levels and equity awards;

•	Management works with the Compensation Committee Chairman to establish the agenda for Compensation Committee meetings;

•	The Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;

•	The Chief Executive Officer provides her perspective on recommendations provided by the consulting firm hired by the Compensation Committee regarding compensation program design issues;

•	The Chief Executive Officer does not play a role in setting her own compensation; and

•

Other members of management, at the request of the Compensation Committee, work with the outside consultants hired by the Compensation Committee to provide data about past practices, awards, costs and participation in various plans, and information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review consultant recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees as well as how they may affect us from an administrative, accounting, tax or similar perspective.

Role of Independent Compensation Consultant

To assist the Compensation Committee with establishing executive compensation, the Compensation Committee retains FW Cook, a nationally recognized executive compensation consulting firm, to provide competitive market data, assist in establishing a peer group of companies and provide guidance on compensation structure as well as levels of compensation for our senior executives and the Board. The Compensation Committee consulted with FW Cook in determining the compensation to be awarded to all of the Named Executive Officers, including Ms. Cochran, in 2017. FW Cook reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Analysis of Peer Group

The Compensation Committee evaluates a variety of factors in establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of FW Cook, considers competitive market compensation paid by other similarly situated companies and attempts to maintain compensation levels and programs that are comparable to and competitive with those of a peer group of similarly situated companies. Although we do not benchmark our compensation relative to peers, we do use the peer group data as an additional reference point to ensure relative consistency at the median level of our peers. The peer group is reviewed annually by the Compensation Committee, working with FW Cook, and is comprised of the following:

•	Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries);

•	Organizations against which we compete for executive talent;

•	Organizations of comparable size to Cracker Barrel (measured by sales); and

•	Organizations with similar geographic dispersion and workforce demographics.

The Company believes that the selection of a peer group to be used for assessing the competitiveness of its executive compensation levels is something that requires reconsideration every year. The Company reviews its peer group on an annual basis and changes certain members of the peer group as the Company refines its comparison criteria and when the Company and members of the peer group change in ways that make comparisons less or more appropriate.

With assistance from FW Cook, the Compensation Committee decided to make four changes to the Company’s 2016 peer group in 2017 in order to better align the Company’s peer group with the Company in terms of similarity of business, median revenue and market capitalization, or because a company within the 2016 peer group had been acquired. Specifically, in furtherance of these objectives, the Committee decided to eliminate ANN, Inc. and Ruby Tuesday, Inc. from the 2016 peer group and to add Williams-Sonoma, Inc. and Red Robin Gourmet Burgers, Inc.

Following these changes, the peer group referenced as part of our determining 2017 compensation was comprised of the following 15 publicly-traded companies:

•	Big Lots, Inc.	•	DineEquity, Inc.

•	Bloomin’ Brands, Inc.	•	Jack-in-the-Box, Inc.

•	Bob Evans Farms, Inc.	•	Panera Bread Co.

•	Brinker International, Inc.	•	Red Robin Gourmet Burgers, Inc.

•	Buffalo Wild Wings, Inc.	•	Tractor Supply, Inc.

•	Cheesecake Factory, Inc.	•	The Wendy’s Company

•	Chipotle Mexican Grill, Inc.	•	Williams-Sonoma, Inc.

•	Darden Restaurants, Inc.

Management and the Compensation Committee, with FW Cook’s assistance, regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time to time consults data from published compensation surveys to assess more generally the competitiveness and the reasonableness of our compensation programs. To the extent that the Compensation Committee “benchmarks” compensation, it relies only on comparisons to the enumerated peer group and survey data. The Compensation Committee, however, does not believe that compensation levels and design should be based exclusively on benchmarking and, therefore, considers various business factors and each executive’s individual circumstances and role within our organization.

Overview of Compensation Elements

We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results, motivating long-term performance and strengthening alignment with shareholders. The Compensation Committee evaluates the overall total direct compensation package relative to market conditions, but does not specifically target any percentile for each element of total direct compensation. In conducting this evaluation, the Compensation Committee’s goal is to ensure that a significant majority of each executive officer’s total direct compensation opportunity is contingent upon Company performance and shareholder value creation. The Compensation Committee reviews the compensation mix of each executive on a comprehensive basis to determine if we have provided the appropriate incentives to accomplish our compensation objectives.

In general, our compensation policies have provided for a more significant emphasis on long-term equity compensation than on annual cash compensation for our executive officers. Our long-term equity compensation consists of (i) a LTPP that provides for awards of performance shares tied to successful achievement of pre-determined ROIC goals over a two-year period, (ii) grants of RSUs (“RSU Grants”) with three-year vesting, with the actual number of shares delivered depending on the Company’s relative TSR performance over the three-year vesting period compared to an industry index, and (iii) time-based restricted stock awards (“RSAs”) that vest over a three-year period from the date of grant, subject to continued employment of the recipient. The Compensation Committee believes that the Company’s 2017 pay mix supports the Company’s strong pay for performance culture, as demonstrated by the fact that approximately 83% of our Chief Executive Officer’s target total direct compensation and approximately 62% of our other Named Executive Officers’ target total direct compensation in 2017 were variable or at risk, tied to the Company’s measurable performance and/or change in stock price.

The following table summarizes the basic elements of our compensation programs and describes the behavior and/or qualities exhibited by our executive officers that each element is designed to encourage as well as the underlying purpose for that element of our compensation program:

Pay Element	What the Pay Element Rewards		Purpose of the Pay Element

Base Salary	•	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	•	Provide fixed compensation for daily responsibilities

Annual Bonus Plan	•	Annual achievement of profitability (operating income) targets	•	Focus attention on meeting annual performance targets and our near-term success, provide additional cash compensation and incentives based on our annual performance

Long-Term Performance Incentives (LTPP and RSU Grants)	•	Achieving multi-year: (i) ROIC targets and (ii) relative TSR performance	•	Focus attention on meeting longer-term performance targets and our long-term success, create alignment with shareholders by focusing efforts on longer-term financial and shareholder returns; Management retention

Pay Element	What the Pay Element Rewards		Purpose of the Pay Element

Long-Term Retention Incentive (time-based RSAs)	•	Continued service to the Company and its shareholders	•	Create alignment with shareholders by focusing efforts on longer-term financial and shareholder returns; Management retention

Health and welfare benefits	•	Provide appropriate amount of safety and security for executives and their families (as applicable) in the form of medical coverage as well as death/disability benefits	•	Allow executives to focus their efforts on running the business effectively

Severance and change-in-control provisions/agreements	•	Provides payments and other benefits upon termination of employment under limited circumstances	•	Better focus and align executive officers with shareholders during transitions or in respect of potential change-in-control transactions

We believe our compensation programs are consistent with best practices for sound corporate governance.

We DO:

•	Maintain robust stock ownership guidelines for executives and non-executive directors; and

•	Maintain anti-hedging, anti-pledging and recoupment (or “clawback”) policies.

We do NOT:

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Execute employment agreements containing multi-year guaranties for salary increases, or automatic renewals (i.e., evergreen agreements) for those executive officers that have employment agreements—currently only our Chief Executive Officer;

•	Provide material perquisites for executives;

•	Automatically accelerate the vesting of equity awards upon a change-in-control (i.e., no “single trigger” vesting);

•	Offer gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits;

•	Pay dividends on LTI awards until they vest; or

•	Provide special executive retirement programs.

Base Salary

The Compensation Committee reviews our executive officers’ base salaries annually at the end of the year and establishes the base salaries for the upcoming year. Base salary for our executive officers is determined after consideration of numerous factors, including, but not limited to: scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of her own compensation). Ms. Cochran’s salary is set in accordance with her employment agreement, subject to increases at the discretion of the Compensation Committee. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in operating the Company throughout the year.

Base salaries for 2016 and 2017 for the Named Executive Officers were as follows:

NAMED EXECUTIVE OFFICER	2016 BASE SALARY		2017 BASE SALARY	PERCENT CHANGE
Sandra B. Cochran	$1,025,000		$1,056,000	3.0%
Jill M. Golder	$475,000	(1)	$475,000	N/A
Nicholas V. Flanagan	$445,000		$467,000	4.9%
Beverly K. Carmichael	$345,000		$362,000	4.9%
Laura A. Daily	$320,000		$336,000	5.0%

(1)	Reflects Ms. Golder’s annualized base salary for 2016. Based upon her hire date of April 25, 2016, Ms. Golder’s actual base salary in 2016 was $128,646.

Annual Bonus Plan

The annual bonus plan generally provides our executive officers with the opportunity to receive additional cash compensation based on a targeted percentage of base salary, but only if the Company successfully meets established performance targets. For 2017, executive officers were eligible to receive a bonus, depending upon the Company’s operating income performance relative to a target set at the beginning of the year. The following graph reflects the various potential payout levels at different levels of performance:

Bonus Curve

(Dollars are in Thousands)

Operating Income Performance

For 2017, the Company’s target operating income was $297.5 million, and the Company achieved an operating income of $313.2 million, which was approximately 105% of the operating income target. As a result of the Company’s performance, annual bonus payouts were approximately 112% of the target percentage of base salary (see table below).

	2017 Operating Income Goals		Actual 2017 Operating Income Performance ($000)	2017 Annual Bonus Plan Payout
	Performance Range ($000)	Payout Range (% of target)
Threshold	$252,842	30%
Target	$297,461	100%	$313,158	112.49%
Maximum	$342,080	200%

The following table sets forth (i) target 2017 bonuses for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2017 annual bonus plan at approximately 112% of target, rounded to the nearest whole percentage:

NAMED EXECUTIVE OFFICER	2017 BASE SALARY	2017 BONUS TARGET PERCENTAGE	2017 BONUS TARGET	ACTUAL PAYOUT PERCENTAGE	2017 ACTUAL BONUS
Sandra B. Cochran	$1,056,000	115%	$1,214,400	112%	$1,366,079
Jill M. Golder	$475,000	70%	$332,500	112%	$374,029
Nicholas V. Flanagan	$467,000	70%	$326,900	112%	$367,730
Beverly K. Carmichael	$362,000	60%	$217,200	112%	$244,328
Laura A. Daily	$336,000	60%	$201,600	112%	$226,780

The above 2017 annual bonuses are reflected in the 2017 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 32 of this proxy statement.

Long-Term Incentives

The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide a strong alignment of the interests of shareholders and executives and serve as a valuable talent retention tool. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity awards, which are granted under our 2010 Omnibus Stock and Incentive Plan (the “2010 Omnibus Plan”).

Each year the Compensation Committee considers and discusses various alternatives as to the form and structure of equity-based awards in order to best achieve these goals of shareholder alignment and talent retention. For at least the last several years, the Company granted approximately 50% of the target value of an executive’s LTI awards in the form of performance-based share units tied to the Company’s achievement of ROIC targets over a two-year period, and the remaining approximately 50% of target value in the form of MSUs tied to the Company’s TSR performance over a three-year period. In 2017, the Committee determined that the goals of shareholder alignment and talent retention would be better served by eliminating the MSU portion of the award, and replacing it with an award of (i) performance-based RSUs, with vesting outcomes that can result in higher or lower payouts depending on the Company’s TSR performance relative to the S&P MidCap400 Index over a three-year time period; and (ii) time-based RSAs. These awards and the Committee’s rationale for making this change are described in greater detail below, under the heading “Long-Term Incentive Arrangements for 2017”.

Long-Term Incentive Arrangements for 2017

Overview. In 2017, the Company’s equity compensation to executive officers was governed by the 2017 Long-Term Incentive Program (“LTIP”). The 2017 LTIP, which was adopted at the start of 2017, consists of three components: (i) a LTPP (the “2017 LTPP”), which represents 50% of the LTIP target value at the time of grant and provides for awards of performance shares tied to the Company’s successful achievement of a pre-

determined ROIC goal over fiscal years 2017 and 2018; (ii) an RSU Grant with relative TSR modifier (the “2017 RSU Grant”), which represents 25% of the LTIP target value at the time of grant and provides for awards of time-based restricted stock units, with cliff vesting after three years from the date of grant, that may be increased or decreased by 25% of the target award amounts as a result of the Company’s TSR relative to the S&P MidCap 400 Index over fiscal years 2017, 2018 and 2019; and (iii) a time-based RSA (the “2017 RSA”), which represents the remaining 25% of the LTIP target value at the time of grant and provides for awards of time-based restricted stock that cliff-vest after three years from the date of grant, subject to an executive’s continued employment with the Company on the vesting date. The foregoing description is reflected in the following diagram:

As described above, for 2017 the Compensation Committee determined to replace the value component previously represented by MSU Grants with the 2017 RSU Grants and the 2017 RSAs. The Compensation Committee made this adjustment in an effort to simplify and increase the transparency of our LTI program, which the Committee believes will improve its effectiveness in retaining and motivating our executives. The Compensation Committee also made this determination because it believes that (i) making a portion of an executive’s award time-based (i.e., the 2017 RSA) will improve the executive retention aspects of the LTI program and aligns with our closest competitors, a majority of which provide time-based restricted stock awards to their senior officers, and (ii) using a relative TSR to measure performance under the 2017 RSU Grant (where the Company’s three-year TSR performance will be measured relative to an appropriate index rather than in isolation) will better align our executives’ interests with those of our shareholders. This is because we believe our shareholders care about how we perform relative to other viable investment alternatives over the three-year performance period rather than in absolute terms.

Each year the Compensation Committee approves equity grants to executive officers in the LTIP and determines the target percentage of an executive officer’s salary to be represented by each of the 2017 LTPP, the 2017 RSU Grant, and the 2017 RSA (such percentages are referred to as an “LTPP Percentage,” an “RSU Percentage” and an “RSA Percentage,” respectively, and collectively as the executive officer’s “LTIP Percentage”). The Compensation Committee established the 2017 LTIP Percentages for our executive officers and the relative amount of each component (i.e., each officer’s LTPP Percentage, RSU Percentage and RSA Percentage) at the same time the Compensation Committee established the 2017 LTIP. Each officer’s LTPP Percentage, RSU Percentage and RSA Percentage were then used to derive a target award for the officer, expressed as a number of shares. In the case of the 2017 LTPP and 2017 RSU Grant, the number of shares that are ultimately awardable depends on whether and to what extent the Company meets or exceeds targets for the relevant performance metrics for each of the applicable performance components. In the case of the 2017 RSA, the number of shares was determined by reference to the closing price of the Company’s common stock on the grant date of October 24, 2016.

All awards granted under the LTIP are credited with dividend equivalent rights for any cash dividends paid on the Company’s stock between the award date and the vesting date, based on the number of shares ultimately awarded, and the deferred amounts are settled in cash upon the vesting of the awards at the end of the performance period. No dividends are paid on unvested/unearned shares.

2017 LTPP. For 2017, each executive officer was eligible to receive an 2017 LTPP award (a “2017 LTPP Award”) of up to 200% of a target number of shares, which target was calculated by dividing (i) the product of (x) the executive officer’s LTPP Percentage for the plan year multiplied by (y) his or her base salary at the time the target 2017 LTPP award was determined, by (ii) the average closing price of the Company’s common stock during the last 30 calendar days of 2016 and the first 30 calendar days of 2017, which was $159.683. The actual number of shares that will be awarded based on these LTPP targets will be determined at the end of the applicable performance period and will be forfeited (with the exception of awards granted to Ms. Cochran) if, prior to that time, a participant is terminated or voluntarily resigns (other than as a result of retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period).

The performance metric for LTPP performance is ROIC, measured over a two-year performance period. For the 2017 LTPP, the Compensation Committee set a target of cumulative ROIC over 2017 and 2018.

At the end of the performance period, the Compensation Committee will determine final award amounts based on Company performance relative to these targets. The final 2017 LTPP Awards will be determined after the conclusion of the 2017 LTPP’s performance period, covering the 2017 and 2018 fiscal years. The following table summarizes the target and maximum 2017 LTPP Awards for each of our Named Executive Officers:

NAMED EXECUTIVE OFFICER	LTPP PERCENTAGE	BASE SALARY	LTPP TARGET VALUE	LTPP TARGET SHARES	LTPP MAX. AWARD
Sandra B. Cochran	185.0%	$1,056,000	$1,953,600	12,234	24,468
Jill M. Golder	50.0%	$475,000	$237,500	1,487	2,974
Nicholas V. Flanagan	60.0%	$467,000	$280,200	1,754	3,508
Beverly K. Carmichael	50.0%	$362,000	$181,000	1,133	2,266
Laura A. Daily	37.5%	$336,000	$126,000	789	1,578

2017 RSU Grant. Under the 2017 RSU Grant, each executive officer was eligible to receive a target RSU award, which target was calculated by dividing (i) the product of (x) the executive’s RSU Percentage for 2017 multiplied by (y) his or her base salary at the time the target 2017 RSU Grant was determined, by (ii) the average closing price of the Company’s common stock during the last 30 calendar days of 2016 and the first 30 calendar days of 2017, which was $159.683. The possible number of shares that may ultimately be awarded upon vesting can range from 75% to 125% of the target 2017 RSU Grant, pursuant to a potential adjustment based on the Company’s TSR performance relative to the S&P MidCap 400 Index (the “Index”) over the three-year performance period. Accordingly, the final 2017 RSU Grant to be received by an executive officer, subject to the operating income performance and continued employment conditions described below, will be (i) equal to his or her target 2017 RSU Grant if the Company’s TSR performance over the three-year performance period is between the 25th and 75th percentiles of the Index; (ii) equal to 75% of his or her target 2017 RSU Grant if the Company’s TSR performance over the three-year performance period is at or below the 25th percentile of the Index; and (iii) equal to 125% of his or her target 2017 RSU Grant if the Company’s TSR performance over the three-year performance period is at or above the 75th percentile of the Index.

The actual number of shares that will be awarded based on these performance metrics will be determined at the end of the applicable performance period and the 2017 RSU Grants will be forfeited (with the exception of awards granted to Ms. Cochran) if, prior to the end of the three-year performance period, a participant is terminated or voluntarily resigns (other than as a result of retirement by an individual who meets the retirement-

eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period).

The following table summarizes the target 2017 RSU Grants and applicable 75% and 125% thresholds for each of our Named Executive Officers:

NAMED EXECUTIVE OFFICER	RSU PERCENTAGE	BASE SALARY	RSU GRANT 75% THRESHOLD	RSU GRANT TARGET	RSU GRANT 125% MAXIMUM
Sandra B. Cochran	92.5%	$1,056,000	4,587	6,117	7,646
Jill M. Golder	25.0%	$475,000	557	743	928
Nicholas V. Flanagan	30.0%	$467,000	657	877	1,096
Beverly K. Carmichael	25.0%	$362,000	424	566	707
Laura A. Daily	18.75%	$336,000	295	394	492

2017 RSA. Under the 2017 RSA, each executive officer was eligible to receive a target RSA award, which target was calculated by dividing (i) the product of (x) the executive’s RSA Percentage for the plan year multiplied by (y) his or her base salary at the time the target 2017 RSA was determined by (ii) $135.03, which was the closing price of the Company’s common stock on October 24, 2016, the day that the 2017 RSA was granted. Each executive officer’s 2017 RSA will cliff-vest three years from the date of grant, so long as he or she is employed by the Company on the vesting date. The 2017 RSAs will be forfeited (with the exception of awards granted to Ms. Cochran) if, prior to the end of the three-year vesting period, a participant is terminated or voluntarily resigns (other than as a result of retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served). The 2017 RSAs are intended as a long-term retention incentive and, consequently, are not conditioned upon the Company’s achievement of any pre-established level of operating income or other performance goals.

The following table summarizes the 2017 RSAs for each of our Named Executive Officers:

NAMED EXECUTIVE OFFICER	RSA PERCENTAGE	BASE SALARY	RSA TARGET VALUE	RSA GRANT
Sandra B. Cochran	92.5%	$1,056,000	$976,800	7,233
Jill M. Golder	25.0%	$475,000	$118,750	879
Nicholas V. Flanagan	30.0%	$467,000	$140,100	1,037
Beverly K. Carmichael	25.0%	$362,000	$90,500	670
Laura A. Daily	18.75%	$336,000	$63,000	466

In addition to the above-described LTIP Awards granted in respect of 2017, our executive officers also received payments of performance-based equity awards that were granted in prior years and tied to a performance period which ended in 2017. These are described below.

Payment of 2015 MSU Grants

On September 14, 2017, the Compensation Committee reviewed and certified the awards of MSUs granted to executive officers under the 2015 MSU (the “2015 MSU Grants”). The performance metric for MSU awards is the Company’s cumulative TSR for the period, which is calculated as follows:

(Change in price of our common stock during 3-year performance period + dividends paid during 3-year performance period)

Price of our common stock at the start of the performance period

The Company achieved positive change in cumulative TSR of approximately 81.8% for the three-year performance period of 2015, 2016 and 2017, resulting in 2015 MSU Grants that were capped at the maximum possible award amount of 150% of the target number of 2015 MSU Grants originally allocated in 2015. Under the terms of the plan, an increase in cumulative TSR of 50% or more from the beginning of the three-year performance period results in a maximum award payment of 150% of target shares.

2015 Market Stock Units (MSU)

Payment of 2016 LTPP Awards

On September 14, 2017, the Compensation Committee reviewed and certified the awards granted to executive officers under the 2016 LTPP (the “2016 LTPP Awards”). The Compensation Committee set a cumulative ROIC target under the 2016 LTPP of 22.15% for the two-year performance period of 2016 and 2017. The Company achieved a cumulative ROIC of approximately 23.4% for this two-year performance period, resulting in 2016 LTPP Awards that were approximately 115% of the target number of 2016 LTPP Awards originally allocated in 2016.

2016 Long-term Performance Plan (LTPP)

The performance metric for LTPP awards is an internal ROIC-based metric to measure effective returns from working capital and capital investments. For the purposes of the 2016 LTPP Awards, the Company achieved a 23.38% ROIC during the applicable two-year performance period. The Company calculates ROIC as follows:

The average of 2016 and 2017 adjusted operating incomes + rents

The average for 2015, 2016 and 2017 of

(Inventory + Net Property Held for Sale – Accounts Payable + Net PP&E + Capitalized leases)

Health and Welfare Benefits

We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees, and a supplemental group term life insurance program that covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2017.

Severance and Change in Control Provisions

None of our current Named Executive Officers has an employment agreement, other than Ms. Cochran, whose agreement is described beginning on page 39 of this proxy statement and governs her arrangement relating to severance and/or a change in control of the Company.

All of our other Named Executive Officers have entered into management retention agreements. Under these agreements, which expire in May 2018, such Named Executive Officers will receive severance benefits of 12-18 months’ base salary, depending on their length of service, as a result of termination of their employment by the Company other than for “cause” (as defined in the agreements). In addition, these management retention agreements contain certain change in control provisions that require a “double trigger” (change in control of the Company coupled with termination of employment without cause or for “good reason” (as defined in the agreements)) before the Named Executive Officer will receive the following benefits:

•	2.0 times the sum of (i) their average base salary during the three years prior to termination and (ii) their average bonus payments during the three years prior to termination;

•	18 months’ continuation of benefits under COBRA, reimbursed by the Company; and

•	Acceleration of all unvested equity awards.

These agreements do not contain an “evergreen” feature (i.e., they do not automatically renew) and do not provide for excise tax gross-up protection.

Potential payments pursuant to these agreements under various termination scenarios are more fully described under “—COMPENSATION TABLES AND INFORMATION—Potential Payments Upon Termination or Change in Control” below, including the table on page 38 of this proxy statement.

Additionally, these agreements obligate such Named Executive Officers (i) not to work as an employee or consultant for any “multi-unit restaurant business that offers full service family or casual dining” for a period of one year following the severance event and (ii) not to solicit the employees or customers of the Company for a period of 18 months following the severance event.

These agreements are intended to ensure that the Company will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company. When establishing our management retention agreements, the Compensation Committee intended to provide our Named Executive

Officers with adequate financial security so that they could focus on achieving successful business continuity. We believe that the provision of severance and benefits and change in control protection for our Named Executive Officers is consistent with market practice, is a valuable executive talent retention tool, and is consistent with the objectives of our overall executive compensation program.

Perquisites/Retirement Benefits

We provide very limited perquisites and other benefits to our Named Executive Officers aside from participation in benefit plans that are broadly applicable to our full-time employees. Any perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on pages 32 and 33 of this proxy statement under the “All Other Compensation” column and related footnote. In particular:

•	Named Executive Officers do not have use of a Company vehicle;

•	Named Executive Officers may not schedule the Company aircraft for personal travel;

•	We do not have a defined benefit pension plan or SERP; and

•

We do not provide a number of perquisites that are provided by other companies, such as club memberships or drivers. We only offer certain financial planning services to our Named Executive Officers, and our CEO, Ms. Cochran, has never elected to avail herself of this perquisite.

Other Executive Compensation Policies and Guidelines

Stock Ownership Guidelines

We have stock ownership guidelines (the “Ownership Guidelines”) covering all executive officers, which are posted on our website at www.crackerbarrel.com. The Ownership Guidelines emanate from the Compensation Committee’s belief that executives and directors should accumulate a meaningful level of ownership in Company stock to align their interests with shareholders. The Ownership Guidelines are based on a multiple of base salary for executive officers and the total annual cash retainer for non-employee directors. The Chief Executive Officer’s guideline is five times base salary, the Chief Financial Officer’s guideline is three times base salary and any other executive officer’s guideline is two times base salary. No officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Our non-employee directors are subject to a guideline of six times the annual cash retainer paid to such non-employee director. Calculations to determine compliance with the Ownership Guidelines are made during the first quarter of each year, and are based upon (i) with respect to executive officers, each officer’s base salary applicable at the time of such calculation and (ii) the average closing price of the Company’s common stock, as reported by NASDAQ, for each trading day during the last 30 calendar days of the preceding year and the first 30 calendar days of the year in which the calculation is performed. For 2017, the Ownership Guidelines for our Named Executive Officers were as follows:

Executive Officer	Multiple of Base Salary
Sandra B. Cochran	5X
Jill M. Golder	3X
Nicholas V. Flanagan	2X
Beverly K. Carmichael	2X
Laura A. Daily	2X

Executive officers and non-employee directors must retain 100% of the net number of shares of common stock acquired (after payment of exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock or restricted stock units granted until they achieve compliance with the applicable guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the executive officers and non-employee directors are subject to the Ownership Guidelines. Executive officers and non-

employee directors who do not comply with the Ownership Guidelines may not be eligible for future equity awards. If an executive officer or non-employee director falls below the required ownership threshold, he or she will be prohibited from selling shares of Company common stock until he or she meets the ownership thresholds.

Anti-Hedging and Anti-Pledging Policy

The Company’s anti-hedging and anti-pledging policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits directors and officers from directly or indirectly engaging in hedging against future declines in the market value of the Company’s securities through the purchase of financial instruments designed to offset such risk and from pledging the Company’s securities as collateral for margin and other loans. The Compensation Committee considers it improper and inappropriate for directors and officers of the Company to hedge transactions to mitigate the impact of changes in the value of the Company’s securities. Similarly, placing the Company’s securities in a margin account or pledging them as collateral may result in their being sold without the director’s or officer’s consent or at a time when the director or officer is in possession of material nonpublic information of the Company. When any of these types of transactions occurs, the director’s or officer’s incentives and objectives may be less closely aligned with those of the Company’s other shareholders, and the director’s or officer’s incentive to improve the Company’s performance may be (or may appear to be) compromised.

Under the Anti-Hedging and Anti-Pledging Policy, no director or officer may, directly or indirectly, engage in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities.

Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a change in market value of the Company’s securities, as well as any transaction that places the Company’s securities in a margin account or pledges them as collateral for loans or other obligations.

Compensation Risk Analysis

The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices. The Compensation Committee reviewed and discussed: the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and FW Cook, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Recoupment Provisions

The Company may recover any incentive compensation awarded or paid pursuant to an incentive plan based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to any incentive plan based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

Impact of Tax and Accounting Treatments on Compensation

Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. We have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes) and to appropriately reward performance. The accounting treatment of differing forms of equity awards presently used to compensate our executives varies. However, the accounting treatment is not expected to have a material effect on the Compensation Committee’s selection of differing types of equity awards.

Sections 280G and 4999

As described above, we provide our Named Executive Officers (other than Ms. Cochran) with management retention agreements. These agreements provide for severance payments following a termination in connection with a change in control of the Company under certain circumstances. None of our Named Executive Officers has a right under these management retention agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 162(m)

Section 162(m) of the Code imposes a $1.0 million limit on the amount a public company may deduct for compensation paid to its Chief Executive Officer or any of our four other most highly compensated executive officers (excluding our Chief Financial Officer, who the Internal Revenue Service has indicated may be excluded) who are employed by the Company as of the end of the year. However, the limit described in Section 162(m) does not apply to compensation that satisfies the requirements of Section 162(m) for “qualifying performance-based” compensation. The Compensation Committee attempts to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must (and does) reserve the right to award compensation which it deems to be in the best interests of the Company and our shareholders, but which may not be fully tax deductible under Section 162(m).

The Company intends for payments under the annual bonus plan to qualify as “performance based” compensation under Section 162(m) of the Code. For 2017, the Compensation Committee approved the establishment of the bonus pool which is funded based on the achievement of operating income. If the Company achieved an operating income of less than $215 million, then the bonus pool would not fund and no payouts would be made under the bonus plan. Actual bonus payments to individual executives are based on the achievement of performance criteria set forth under “Elements of Compensation Program—Annual Bonus Plan,” on pages 19 and 20 of this proxy statement.

Likewise, the Company also intends for a majority of awards made under its various long-term incentive plans to qualify as “performance based” compensation under Section 162(m) of the Code to the maximum extent permitted under the 2010 Omnibus Plan. As with the annual bonus plan, eligibility to receive awards under the long-term incentive plans other than the 2017 Time-Based RSA is dependent upon the Company’s operating income performance during the applicable performance period. For the 2017 RSU Grant, the operating income threshold is $555 million over the three-year performance period, and for the 2017 LTPP, the operating income threshold is $370 million over the two-year performance period. If these operating income performance goals are not met, then no award will be made under the applicable plan to any executive officer participating in the plan. If, however, the applicable operating income performance goal is met, then each participant in the applicable plan will become eligible to receive an equity award determined according to the performance criteria described under “Elements of Compensation Program—Long-Term Incentives,” above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2017.

This report has been submitted by the members of the Compensation Committee:

Coleman H. Peterson, Chair

Glenn A. Davenport

William W. McCarten

Andrea M. Weiss

COMPENSATION TABLES AND INFORMATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the Named Executive Officers during 2015, 2016 and 2017.

Name and Principal Position	Year	Salary		Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
		($)		($)	($)	($)	($)
Sandra B. Cochran,	2017	$1,056,000		$3,449,775	$1,366,079	$337,488	$6,209,342
President and Chief Executive Officer	2016	$1,025,000		$3,804,236	$1,163,693	$606,351	$6,599,280
	2015	$985,000		$4,021,275	$1,851,702	$463,868	$7,321,845

Jill M. Golder,	2017	$475,000		$419,221	$374,029	$48,310	$1,316,560
Senior Vice President and Chief Financial Officer	2016	$128,646	(3)	$570,187	$92,943	$30,669	$822,445

Nicholas V. Flanagan,	2017	$467,000		$494,597	$367,730	$64,982	$1,394,309
Senior Vice President, Operations	2016	$445,000		$446,365	$321,499	$85,332	$1,298,196
	2015	$426,000		$469,991	$560,586	$55,132	$1,511,709

Beverly K. Carmichael,	2017	$362,000		$319,439	$244,328	$56,743	$982,510
Senior Vice President, Chief People Officer	2016	$345,000		$224,847	$195,841	$59,890	$825,578

Laura A. Daily,	2017	$336,000		$222,354	$226,780	$24,117	$809,251
Senior Vice President, Retail	2016	$320,000		$192,466	$181,650	$41,200	$735,316

(1)	The amounts disclosed in this column reflect the aggregate grant date fair value of awards for 2017, 2016 and 2015, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Specifically, the amounts provided for 2017 reflect the aggregate grant date fair value of the Named Executive Officer’s (i) time-based award under the 2017 Time-Based RSA and (ii) performance-based awards under the 2017 LTPP and 2017 RSU Grant.

For the performance-based awards, the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). Assuming an outcome of performance conditions at the maximum level for the performance-based awards, the aggregate grant date fair value of all the stock awards made to each Named Executive Officer in 2017 (including the time-based award) are as follows:

Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Sandra B. Cochran	2017	$5,307,019
Jill M. Golder	2017	$644,945
Nicholas V. Flanagan	2017	$760,871
Beverly K. Carmichael	2017	$491,423
Laura A. Daily	2017	$342,115

For information regarding the compensation cost of the awards and the assumptions used to calculate the grant date fair value of the awards, see Note 10 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Reports on Form 10-K for 2017, 2016 and 2015.

(2)	The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.
(3)	Ms. Golder, our Senior Vice President and Chief Financial Officer, began her employment with the Company on April 25, 2016. Ms. Golder’s 2016 salary reflects a prorated amount based on her service with the Company during 2016, with an annualized base salary for 2016 of $475,000.

All Other Compensation

	Year	Life Insurance	Long- term Disability	Dividend Equivalents on Shares of Restricted Stock(1)	Company Match Under Non-Qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other(2)	Total
Sandra B. Cochran	2017	$19,905	$1,902	$283,214	$31,315	$1,152	$0	$337,488
Jill M. Golder	2017	$796	$1,506	$42,277	$2,573	$1,158	$0	$48,310
Nicholas V. Flanagan	2017	$795	$1,480	$35,903	$8,511	$2,665	$15,628	$64,982
Beverly K. Carmichael	2017	$795	$1,148	$32,034	$4,482	$2,773	$15,511	$56,743
Laura A. Daily	2017	$795	$1,065	$15,754	$3,716	$2,787	$0	$24,117

(1)	The amounts disclosed in this column represent cash dividend equivalents accrued on awards granted under the 2016 and 2017 LTPP and certain time-based restricted stock awards. The accrued amounts will be settled in cash upon the vesting of the shares underlying such awards. This column does not include dividend equivalents on unvested MSUs or RSUs because such amounts were included in the calculation of the grant date fair value of these awards.
(2)	Amounts in this column represent Company-paid expenses for professional financial planning services.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2017.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sandra B. Cochran		$364,320	$1,214,400	$2,428,800
	10/24/16				6,117	12,234	24,468		$1,651,957
	10/24/16				4,587	6,117	7,646		$821,146
	10/24/16							7,233	$976,672
Jill M. Golder		$99,750	$332,500	$665,000
	10/24/16				743	1,487	2,974		$200,790
	10/24/16				557	743	982		$99,740
	10/24/16							879	$118,691
Nicholas V. Flanagan		$98,070	$326,900	$653,800
	10/24/16				877	1,754	3,508		$236,843
	10/24/16				657	877	1,096		$117,728
	10/24/16							1,037	$140,026
Beverly K. Carmichael		$65,160	$217,200	$434,400
	10/24/16				566	1,133	2,266		$152,989
	10/24/16				424	566	707		$75,980
	10/24/16							670	$90,470
Laura A. Daily		$60,480	$201,600	$403,200
	10/24/16				394	789	1,578		$106,539
	10/24/16				295	394	492		$52,891
	10/24/16							466	$62,924

(1)	The amounts shown reflect the possible aggregate payouts under the 2017 annual bonus plan at the “threshold,” “target” and “maximum” levels. Actual payouts for 2017 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2017 annual bonus plan and the 2017 payouts, see “Compensation Discussion and Analysis—Overview of Compensation Elements—Annual Bonus Plan.”
(2)

The amounts shown reflect the possible payouts (at grant date fair value) for the LTPP Awards granted under the 2017 LTPP and RSU Grants awarded under the 2017 RSU Grant. The grant date fair value of these awards, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table. No awards will be earned unless the Company’s operating income Section 162(m) threshold for the performance period is met. For a description of the Section 162(m) thresholds, see “COMPENSATION DISCUSSION

AND ANALYSIS—Other Executive Compensation Policies and Guidelines—Section 162(m).” Once the threshold is met, the Named Executive Officers will be eligible to receive up to 200% of his or her 2017 LTPP target and up to 125% of his or her 2017 RSU Grant target. For a discussion of the 2017 Long-Term Incentive Program, see “COMPENSATION DISCUSSION AND ANALYSIS—Overview of Compensation Elements—Long-Term Incentives.”
(3)	The amounts disclosed in this column reflect shares of restricted stock awarded under the 2017 RSA.
(4)	The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718. For the performance-based awards (i.e., the 2017 LTPP and 2017 RSU Grants), the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level), excluding the effect of estimated forfeitures. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 10 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2017.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity awards held by the Named Executive Officers as of July 28, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Sandra B. Cochran									6,117	(7)	$951,010
									18,856	(8)	$2,931,542
									4,587	(9)	$713,141
						7,233	(1)	$1,124,515
						14,454	(2)	$2,247,163
						27,696	(3)	$4,305,897
Jill M. Golder									743	(7)	$115,514
									622	(8)	$96,702
									557	(9)	$86,597
						879	(1)	$136,658
						477	(2)	$74,159
						3,000	(4)	$466,410
Nicholas V. Flanagan									877	(7)	$136,347
									2,212	(8)	$343,900
									657	(9)	$102,144
						1,037	(1)	$161,222
						1,695	(2)	$263,522
						3,237	(3)	$503,256
Beverly K. Carmichael									566	(7)	$87,996
									1,114	(8)	$173,194
									424	(9)	$65,919
						670	(1)	$104,165
						854	(2)	$132,771
						1,252	(3)	$194,648
						1,000	(5)	$155,470
Laura A. Daily									394	(7)	$61,255
									954	(8)	$148,318
									295	(9)	$45,864
						466	(1)	$72,449
						731	(2)	$113,649
						1,270	(3)	$197,447

(1)	This award represents the 2017 RSA. This award will cliff-vest on October 24, 2019, so long as the NEO remains employed by the Company on such date.
(2)	The 2016 LTPP Award performance period concluded on July 28, 2017, and the performance conditions were met for this award. The award subsequently vested when certified by the Compensation Committee on September 14, 2017.
(3)	The 2015 MSU Grant performance period concluded on July 28, 2017, and the performance conditions were met for this award. The award subsequently vested when certified by the Compensation Committee on September 14, 2017.
(4)	Vests on April 25, 2019.
(5)	Vests on November 13, 2017.
(6)	The amounts disclosed in this column reflect the aggregate market value determined based on a per share price of $155.47, the closing price for our common stock as quoted on the NASDAQ Global Select Market on July 28, 2017.

(7)	This award represents the 2017 LTPP Award. The 2017 LTPP Award has a two-year performance period, which ends on August 3, 2018. Actual awards are distributable, if at all, following the end of the performance period. The number of shares reflected assumes a threshold level of payout.
(8)	This award represents the 2016 MSU Grant. The 2016 MSU Grant has a three-year performance period, which ends on August 3, 2018. Actual awards are distributable, if at all, following the end of the performance period. The number of shares reflected assumes the maximum payout of 150% of target.
(9)	This award represents the 2017 RSU Grant. The 2017 RSU Grant has a three-year performance period, which ends on August 2, 2019. Actual awards are distributable, if at all, following the end of the performance period. The number of shares reflected assumes a threshold level of payout.
(10)	The amounts disclosed in this column reflect the aggregate market value determined based on a per share price of $155.47, the closing price for our common stock as quoted on the NASDAQ Global Select Market on July 28, 2017.

Option Exercises and Stock Vested Table

The following table sets forth information, for the Named Executive Officers, regarding the number of shares acquired upon the vesting of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by Named Executive Officers in 2017.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Sandra B. Cochran	71,318	$10,205,304
Jill M. Golder	0	$0
Nicholas V. Flanagan	6,163	$864,053
Beverly K. Carmichael	2,558	$372,022
Laura A. Daily	4,819	$710,044

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NASDAQ Global Select Market on the vesting date.

Equity Compensation Plan Information

The following table sets forth information with respect to our equity plans as of July 28, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	Options – 4,000	$32.86	1,141,883
	Full Value – 135,258(2)	—	—

Equity compensation plans not approved by security holders	Options – 0	—	0
	Full Value – 0	—	—

Total	Options – 4,000	$32.86	1,141,883
	Full Value – 135,258	—	—

(1)	As of July 28, 2017, options to purchase 4,000 shares of our common stock at a weighted average exercise price of $32.86 per share were outstanding under the Cracker Barrel 2002 Omnibus Incentive Compensation Plan. No options have been granted under the 2010 Omnibus Plan.
(2)	Includes target awards under the 2016 and 2017 LTPP, the 2015 and 2016 MSU Grants and the 2017 RSU Grant, representing a total of 103,241 shares of common stock. Actual share awards, if any, will be made at the end of the applicable performance period for each of these plans.

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (or, a maximum of 1.5% of their compensation, the same matching formula used in our 401(k) plan). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by the Company to the non-qualified deferred compensation plan during 2017 and the aggregate deferred compensation balance as of the end of our year ended July 28, 2017.

Name	Aggregate Balance at Beginning FYE ($)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Sandra B. Cochran	$1,241,804	$130,542	$31,315	$265,061	$0	$1,668,722
Jill M. Golder	$0	$25,729	$2,573	$1,118	$0	$29,420
Nicholas V. Flanagan	$650,029	$76,904	$8,511	$96,021	$0	$831,465
Beverly K. Carmichael	$56,450	$32,645	$4,482	$9,931	$0	$103,508
Laura A. Daily	$12,152	$19,299	$3,716	$3,658	$0	$38,825

(1)	Executive contributions are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2017 in the Summary Compensation Table.
(2)	Company contributions are included in the “All Other Compensation” column for 2017 in the Summary Compensation Table.
(3)	The earnings reflected in this column represent investment earnings or losses from voluntary deferrals and Company contributions, as applicable, based on the results of the investment choices made by the Named Executive Officers. As noted above, the investment options available under the deferred compensation plan mirror the investment options that are available to all eligible employees in the 401(k) plan. Because the Named Executive Officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the deferred compensation plan are not included in the Summary Compensation table.
(4)	The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Ms. Cochran, $962,859; Mr. Flanagan, $315,110; Ms. Carmichael, $43,901; Ms. Daily, $11,521. These amounts reflect actual amounts reported and do not include accumulated earnings.

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.

In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement or our severance policy, he or she must execute and deliver to us a release of claims against the Company in a form satisfactory to us. Named Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we will cease making any future payments or providing any other benefits to the Named Executive Officer and will also consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreement, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change in control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on July 28, 2017. The closing price for our common stock on July 28, 2017 was $155.47.

Name	Termination by Company without Cause(1)	Termination by Company for Cause before or after Change in Control(1)	Death or Disability(1)	Termination by Named Executive Officer for Good Reason (or for Change in Duties or Compensation) before Change in Control(1)	Termination by Named Executive Officer for Good Reason (or for Change in Duties or Compensation) or by Company without Cause after Change in Control(1)
Sandra B. Cochran	$15,137,778	$0	$10,319,840	$15,137,778	$18,868,027
Jill M. Golder	$475,000	$0	$973,667	$475,000	$1,859,022
Nicholas V. Flanagan	$467,000	$0	$1,476,348	$467,000	$3,162,708
Beverly K. Carmichael	$362,000	$0	$950,713	$362,000	$2,077,193
Laura A. Daily	$336,000	$0	$697,815	$336,000	$1,732,254

(1)	With respect to Ms. Cochran, the applicable amounts are determined based on her employment agreement with us. With respect to the other Named Executive Officers, the applicable amounts are determined based on their respective management retention agreements.

Director Compensation Table

The table below sets forth the 2017 compensation of non-employee directors, which is described in greater detail beginning on page 12 of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2017, no director received an option award.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation(3)(4)	Total
Thomas H. Barr	$73,000	$109,888	$0	$6,819	$189,707
James W. Bradford	$104,000	$174,984	$0	$9,316	$288,300
Meg G. Crofton(5)	$2,000	$0	$0	$0	$2,000
Glenn A. Davenport	$86,000	$109,888	$0	$5,819	$201,707
Richard J. Dobkin	$106,500	$109,888	$1,209	$5,819	$223,416
Norman E. Johnson	$94,500	$109,888	$0	$5,819	$210,207
William W. McCarten	$90,000	$109,888	$0	$5,819	$205,707
Coleman H. Peterson	$103,500	$109,888	$0	$6,819	$220,207
Andrea M. Weiss	$94,000	$109,888	$7,699	$5,819	$217,406

(1)	The amounts disclosed in this column reflect the aggregate grant date fair value of the restricted stock awards granted on November 17, 2016, calculated in accordance with ASC Topic 718. On November 17, 2016, in accordance with our director compensation policy described under “Board of Directors and Committees—Compensation of Directors,” each non-employee director, other than our independent Chairman, James W. Bradford, received a grant of shares of restricted stock having a value approximately equal to $110,000, with the number of shares (rounded down to the nearest whole share) of restricted stock included in such grant to be determined based on the closing price of our common stock on November 17, 2016. Mr. Bradford received a grant of shares of restricted stock having a value approximately equal to $175,000, with the number of shares of restricted stock included in such grant to be determined based on the closing price of our common stock on November 12, 2015. All awards vest in their entirety one year from the date of the grant. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2017.
(2)	At year-end, the aggregate number of outstanding stock awards and outstanding option awards held by each non-employee director was as follows: Mr. Barr, 709 shares of restricted stock; Mr. Bradford, 1,129 shares of restricted stock; Mr. Davenport, 709 shares of restricted stock; Mr. Dobkin, 709 shares of restricted stock; Mr. Johnson, 709 shares of restricted stock; Mr. McCarten, 709 shares of restricted stock; Mr. Peterson, 709 shares of restricted stock; and Ms. Weiss, 2,000 option shares and 709 shares of restricted stock.

(3)	Reflects matching of charitable donations pursuant to our Board of Directors matching grant program. Under the matching grant program, we match up to $1,000 donated by our directors to a charitable organization of their choice.
(4)	Reflects amounts accrued with respect to dividend equivalent rights of the shares of restricted stock the director holds, which are settled in cash upon the vesting of the restricted stock.
(5)	Ms. Crofton was elected to the Board of Directors effective as of July 26, 2017.

Ms. Cochran, our President and Chief Executive Officer, was compensated pursuant to her employment agreement and certain benefit plans described under “EXECUTIVE COMPENSATION” above. She did not receive additional benefits as a result of her service on our Board of Directors.

Employment and Other Agreements

Employment Agreement with Named Executive Officers

We currently have one employment agreement with a Named Executive Officer as further described below.

Employment Agreement with Sandra B. Cochran

Under Ms. Cochran’s employment agreement of September 12, 2011, she served as our President and Chief Executive Officer through September 11, 2015. Ms. Cochran’s employment agreement was extended on September 26, 2013 for three additional years, expiring on September 26, 2018.

Ms. Cochran’s annual base salary and bonus compensation are set by the Board in accordance with her employment agreement. In 2017, she received an annual base salary of $1,056,000 and an annual bonus opportunity with a target of 115% of annual base salary. Additionally, with respect to any of our long-term incentive plans, a majority of which are currently performance-based, Ms. Cochran’s target LTPP percentage was 185% of annual base salary in 2017 and her RSU and RSA percentages plan were each 92.5% of annual base salary in 2017. Future annual bonus and long-term incentive awards to Ms. Cochran will be recommended by the Compensation Committee and approved by the Board of Directors. Ms. Cochran’s employment agreement provides that any of her “incentive-based compensation” (as such term is defined in the Exchange Act) will be subject to clawback by us in the manner required by the Exchange Act, as determined by the applicable SEC rules. Ms. Cochran is eligible to participate in the benefit programs generally available to our senior executive officers.

Ms. Cochran is also entitled to severance and change in control benefits under the terms of her employment agreement. In the event that Ms. Cochran’s employment is terminated by the Company without cause or terminated by Ms. Cochran with good reason, Ms. Cochran will be entitled to receive (1) a lump sum payment of accrued obligations, including, among other things, annual base salary through the date of termination to the extent not previously paid and the pro-rata portion of the amounts payable under any then existing incentive or bonus plan applicable to Ms. Cochran for the portion of the year in which the termination occurs (“accrued obligations”); (2) one and a half times the sum of her (x) then current annual base salary and (y) target current year bonus, payable in installments ratably over 24 months; and (3) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason.

In the event that a change in control of the Company occurs prior to the expiration of the term of Ms. Cochran’s employment agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or two years following the change in control, Ms. Cochran will be entitled to receive (1) a lump sum payment of accrued obligations; (2) a lump sum payment of three times the sum of her (x) then current annual base salary and (y) target current year bonus; and (3) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason in connection with a change in control.

Pursuant to the terms of Ms. Cochran’s employment agreement, if we cease to employ Ms. Cochran in the capacity of Chief Executive Officer at any time following the expiration of the term of her employment agreement, then we will pay Ms. Cochran one and a half times her annual base salary in installments ratably over 18 months.

The payment of the foregoing severance and change in control benefits, exclusive of certain accrued obligations, is subject to execution by Ms. Cochran of a release of claims against us. Ms. Cochran will be subject to non-competition, non-solicitation and confidentiality covenants following the termination of her employment. For quantitative disclosure regarding estimated payments and other benefits that would have been received by Ms. Cochran or her estate if her employment had terminated on July 28, 2017, the last business day of 2017, under various circumstances, see “Potential Payments Upon Termination or Change in Control” above.

The terms of Ms. Cochran’s employment agreement were negotiated on behalf of the Company by the Compensation Committee, with the assistance of FW Cook, and approved by the Board of Directors. Ms. Cochran and the Company were each represented by separate independent legal counsel.

Severance Plan and Management Retention Agreements

We have a severance plan that applies to our Named Executive Officers without employment contracts. Under the severance plan, executives receive, depending upon seniority, up to 18 months’ base salary as a result of termination of their employment by us other than for “cause,” which is defined in the severance plan. The severance plan is based on recommendations from FW Cook, our independent, outside compensation consultant, and is designed to encourage retention of key employees.

In addition, all of our executive officers have entered into management retention agreements that provide certain benefits upon termination of the executive officer’s employment. The terms of these agreements and the benefits they provide are described beginning on page 27 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Peterson, Davenport, McCarten and Ms. Weiss served as members of our Compensation Committee. None of the members of the Compensation Committee (1) was an officer or employee of the Company during 2017, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the board of directors or on the compensation committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by NASDAQ and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.

During 2017, there were no transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed.

Code of Ethics

The Company’s Code of Business Conduct and Ethics may be viewed on our website at www.crackerbarrel.com. With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Audit Committee or the full Board of Directors, as appropriate, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.

The Company’s Financial Code of Ethics, which was formerly a separate policy, was consolidated into the new Code of Business Conduct and Ethics and applies to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Any amendments to, or a waiver from, a provision of the financial code of ethics section of our Code of Business Conduct and Ethics will be posted on our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States securities laws require our executive officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and with us. Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2017 and written representations by our directors, executive officers and 10% shareholders, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2017.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information for those who, as of September 22, 2017, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on 24,094,288 shares of our common stock outstanding as of September 22, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Biglari Capital Corp. 17802 IH 10 West, Suite 400 San Antonio, Texas 78257	4,737,794	(1)	19.7%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,148,470	(2)	8.9%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,921,850	(3)	8.0%

(1)	Based solely on Schedule 13D/A filed by Biglari Capital Corp. on June 12, 2017.
(2)	Based solely on Schedule 13G/A filed by BlackRock, Inc. on January 23, 2017.
(3)	Based solely on Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2017.

Security Ownership of Management

The following table presents information regarding the number of shares of our common stock beneficially owned, as of September 22, 2017, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class
Sandra B. Cochran	110,335	*
Jill M. Golder	346	*
Nicholas V. Flanagan	15,060	*
Beverly K. Carmichael	4,689	*
Laura A. Daily	9,175	*
Thomas H. Barr	5,232	*
James W. Bradford	10,386	*
Meg G. Crofton	0	*
Glenn A. Davenport	7,232	*
Richard J. Dobkin	18,135	*
Norman E. Johnson	4,888	*
William W. McCarten	6,273	*
Coleman H. Peterson	6,325	*
Andrea M. Weiss	9,758	*

All executive officers and directors as a group (18 persons)	208,341	*

*	Less than one percent.

(1)	Includes the following number of shares of restricted stock and shares subject to options exercisable by the named holders within 60 days of September 22, 2017:

Thomas H. Barr	709
James W. Bradford	1,129
Beverly K. Carmichael	1,000
Meg G. Crofton	0
Glenn A. Davenport	709
Richard J. Dobkin	709
Norman E. Johnson	709
William W. McCarten	709
Coleman H. Peterson	709
Andrea M. Weiss	709

All executive officers and directors as a group (18 persons)	7,092

The shares of restricted stock described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

Pursuant to our Charter, our Board of Directors must consist of at least five directors, but the exact number is set by a majority of the Board of Directors. The Board of Directors currently has set the size of the Board of Directors at ten. All nine of the nominees are current members of our Board of Directors.

On September 28, 2017, Glenn A. Davenport provided notice to the Company of his intention to not stand for re-election at the Annual Meeting. Mr. Davenport will continue to serve as a director until that time. As a result of Mr. Davenport’s departure from the Board following the Annual Meeting, pursuant to the Company’s Charter, the Board intends to reduce the size of the Board from ten to nine directors, effective immediately upon the adjournment of the Annual Meeting.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee identifies, recruits and recommends to the Board only those candidates that the Nominating and Corporate Governance Committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. In addition, the Nominating and Corporate Governance Committee desires to recommend candidates with the interpersonal skills and attributes that will foster a collaborative decision-making environment. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the Nominating and Corporate Governance Committee believes that the candidate’s knowledge, experience and expertise would strengthen the Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of the Board of Directors must consist of independent directors (as defined by NASDAQ’s listing standards and our Corporate Governance Guidelines).

The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the Board’s current needs in terms of director experience, skills and diversity. The Nominating and Corporate Governance Committee recommends appropriate candidates with the goal that the Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the Nominating and Corporate Governance Committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership if such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are (in part) included in their individual biographies.

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Leadership Experience. We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer and president positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

•	Financial Experience. We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

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Industry Experience. As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience or who have brand-building expertise.

Diversity

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender and ethnic background and professional experience. The Board of Directors believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board of Directors believes that diversity is important because varied points of view contribute to a more effective, engaged Board of Directors and better decision-making processes.

Director Nominees

The nominees for our Board of Directors are: Thomas H. Barr, James W. Bradford, Sandra B. Cochran, Meg G. Crofton, Richard J. Dobkin, Norman E. Johnson, William W. McCarten, Coleman H. Peterson and Andrea M. Weiss. Ms. Cochran, our President and Chief Executive Officer, is the only nominee who holds a management position with the Company. All other nominees have been determined to be independent under NASDAQ’s listing standards and our Corporate Governance Guidelines. If elected, each nominee would hold office until the 2018 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors. Each of the nominees has consented to being named in this proxy statement and has agreed to serve, if elected. There are no family relationships between any of the nominees or executive officers.

Thomas H. Barr, age 49, first became one of our directors in May 2012. Since February 2016, Mr. Barr has served as President of Sono Bello, a leader in elective cosmetic surgery, with 40 locations nationwide. From January 2013 to July 2015, Mr. Barr served as an executive of Hailo Network, a privately owned London-based company that develops mobile applications for acquiring taxicab services. Mr. Barr’s roles with Hailo Network included serving as CEO and Global President, Co-CEO and Global President, Global Chief Operating Officer, Chief Operating Officer of Hailo Network USA and board member of Hailo Network. From 2005 to 2013, Mr. Barr served as Vice President at Starbucks Corporation (NASDAQ: SBUX) (“Starbucks”) and was a member of the Starbucks marketing and products team since 2000 with responsibility for Starbucks’ global coffee business. During his approximately 12-year career with Starbucks, Mr. Barr led North American Marketing, U.S. Product Management and U.S. Food categories in senior executive roles, most recently as Vice President, Global Coffee. Since May 2015, Mr. Barr has served as a board member of Sheetz, Inc., a privately owned company that operates over 500 convenience store locations throughout the mid-Atlantic region of the United States, and serves as an advisor on several early-stage start-up companies, including Mill Hill Capital.

Director Qualifications:

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Leadership Experience—currently President, Sono Bello LLC; former CEO and Global President, Hailo Network, and former President and Chief Operating Officer of Hailo Network USA; former Vice President, Global Coffee, at Starbucks; served in senior roles for Starbucks’ North American Marketing, U.S. Product Management, and U.S. Food categories.

•	Industry Experience—significant knowledge in our industry as a former senior officer of Starbucks and current board member of Sheetz, Inc., particularly in the areas of product and menu management,

pricing decision-making and innovation of a company that successfully combined both coffee and retail shops under the same roof; multi-unit management experience in his role as President of Sono-Bello LLC.

James W. Bradford, age 70, first became one of our directors in July 2011 and became the independent Chairman of the Board in November 2012. Mr. Bradford served as Dean of Vanderbilt University’s Owen Graduate School of Management (“Vanderbilt”) from June 2005 until his retirement in June 2013. Prior to that time from 2002 until June 2005, Mr. Bradford served in the following capacities at Vanderbilt: Acting Dean, Associate Dean of Corporate Relations, Professor for the Practice of Management and adjunct faculty member. An experienced corporate executive, Mr. Bradford previously served, from 1992 to 1999, as President and Chief Executive Officer of AFG Industries, Inc., a large vertically integrated glass manufacturing and fabrication company. From 1999 to 2001, Mr. Bradford was the President and Chief Executive Officer of United Glass Corporation, a diversified glass fabrication company. Mr. Bradford presently serves on the boards of directors of Genesco, Inc. (NYSE: GCO), for which he serves as lead director, and Granite Construction, Inc. (NYSE: GVA). Mr. Bradford also served on the board of directors of CLARCOR Inc. (NYSE: CLC) from 2006 until the company was acquired by Parker-Hannifin Corporation in March of 2017.

Director Qualifications:

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Leadership Experience—former Dean of Vanderbilt; former President and Chief Executive Officer of United Glass Corporation; former President and Chief Executive Officer of AFG Industries, Inc.; served as Lead Director of Graduate Management Admissions Council (“GMAC”); serves on the boards of Genesco, Inc. (lead independent director) and Granite Construction, Inc.; named the 2015 Non-Executive Chairman of the Year by the New York Stock Exchange Governance Services.

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Financial Experience—previously served as Chairman of the Finance Committee of the board of directors of Genesco, Inc.; former member of the Audit Committees of CLARCOR Inc. and GMAC; serves on the Audit/Compliance Committee of the board of directors of Granite Construction, Inc.

Sandra B. Cochran, age 59, has served as President and Chief Executive Officer of the Company since September 2011. From April 2009 until November 2010, Ms. Cochran served as Executive Vice President and Chief Financial Officer of the Company and was named President and Chief Operating Officer of the Company in November 2010. Ms. Cochran previously served from February 2004 until April 2009 as Chief Executive Officer of Books-A-Million, Inc. (NASDAQ: BAMM) (“Books-A-Million”), a leading book retailer in the southeastern United States. Ms. Cochran presently serves on the board of directors of Dollar General Corporation (NYSE: DG) and Lowe’s Companies, Inc. (NYSE:LOW).

Director Qualifications:

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Leadership Experience—President and Chief Executive Officer of the Company; served as Chief Executive Officer of Books-A-Million; member of the board of directors of Dollar General Corporation and Lowe’s Companies, Inc.

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Financial Experience—served as Chief Financial Officer of the Company; served as Chief Financial Officer of Books-A-Million; member of the Audit Committee of the board of directors of Dollar General Corporation.

•	Industry Experience—various leadership positions at the Company since 2009.

Meg G. Crofton, age 63, first became one of our directors in July 2017. Ms. Crofton retired from The Walt Disney Company (“Disney”) in 2015, after a 35 year career with that company. From 2006 until 2013, she was President of Walt Disney World, the largest site in Disney’s Parks and Resorts division, and from 2011 until her retirement in 2015, she served as President of Disney’s Parks and Resorts Operations, U.S. and France. Since 2016, Ms. Crofton has served on the Board of Directors of Tupperware Brands Corporation (“Tupperware”) and currently serves on Tupperware’s compensation committee.

Director Qualifications:

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Leadership Experience—As President of Walt Disney Parks and Resorts Operations, U.S. and France, Ms. Crofton was responsible for the operations of Disney’s theme parks and resorts in Florida, California and Paris, and the division’s global functional lines of business reported to her – including food and beverage, merchandise, hotel and park operations, facilities/maintenance, safety and security. Throughout her Disney career, Ms. Crofton held a wide range of executive positions in both operating and functional areas, as well as key leadership roles in the openings of many domestic and international properties.

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Industry Experience—Ms. Crofton is a seasoned, well-respected executive who had direct responsibility for ensuring employee performance and satisfaction and the delight and well-being of tens of millions of guests of Disney parks and resorts in the United States and France, including in respect of foodservice and retail operations; she also serves director of Tupperware, an iconic consumer products company.

Richard J. Dobkin, age 72, first became one of our directors in 2005. Mr. Dobkin was the Managing Partner of the Tampa, Florida office of Ernst & Young, LLP, an independent registered public accounting firm, from 1987 until his retirement in June 2005. From October 2009 until September 2010, Mr. Dobkin served as a member of the board of directors of the PBSJ Corporation, which provides planning, design, and construction management services in the U.S. and abroad. Mr. Dobkin served on the board of directors of Blue Pearl Veterinary Partners, LLC, a private company which owns and operates several specialty and emergency veterinary hospitals in numerous states, from 2008 until its sale in November 2015. Since 2011, Mr. Dobkin has served as an Executive in Residence at the University of South Florida School of Accountancy and acted as a consultant to private companies, and from March 2014 until its sale in September 2015, Mr. Dobkin served on the board of directors of Bay Cities Bank, a community bank with offices in the Tampa, Florida area.

Director Qualifications:

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Leadership Experience—served as Managing Partner of the Tampa, Florida office of Ernst & Young, LLP, member of the board of directors of Blue Pearl Veterinary Partners and Bay Cities Bank and PBSJ Corporation.

•	Financial Experience—served as Managing Partner of the Tampa, Florida office of Ernst & Young, LLP; Chairman of the Audit Committee of our Board of Directors; served as a member of the Audit

Committee of Blue Pearl Veterinary Partners and Bay Cities Bank; member of Technology Steering Committee of Bay Cities Bank; practicing certified public accountant for over 40 years; Chairman of the Audit Committee of Tampa General Hospital Foundation and Chairman of the Audit Committee of The Community Foundation of Tampa Bay; Executive in Residence at the University of South Florida School of Accountancy.

Norman E. Johnson, age 69, first became one of our directors in August 2012. From March 2000 to July 2010, Mr. Johnson served as President, Chairman and Chief Executive Officer of CLARCOR Inc. (NYSE: CLC) (“CLARCOR”), a diverse filtration company which was acquired by Parker-Hannifin Corporation in 2017. From July 2010 to December 2011, Mr. Johnson was the Chairman and Chief Executive Officer of CLARCOR, and he later served as the Executive Chairman of CLARCOR from December 2011 until his retirement in November 2012. In addition, Mr. Johnson has served, since 2006, on the board of directors of Schneider National, Inc. (NYSE: SNDR) (“Schneider”) a provider of truckload, intermodal, and logistics solutions and operator of one of the largest trucking fleets in North America. Mr. Johnson also served, from 2012 until 2017, as a director of CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR”), a manufacturer of valves and other highly engineered products and sub-systems used in the energy, aerospace and industrial markets.

Director Qualifications:

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Leadership Experience—former President, Chairman and Chief Executive Officer of CLARCOR; member of the board of directors of Schneider and former director of CIRCOR; chairs the Corporate Governance and serves on the Compensation Committee of the board of directors of Schneider; intimate knowledge of integration and distribution networks as well as acquisition and growth strategies.

William W. McCarten, age 68, first became one of our directors in August 2011. Since 2004, Mr. McCarten has served as Chairman of the board of directors of DiamondRock Hospitality Company (NYSE: DRH) (“DiamondRock”), a lodging-focused Real Estate Investment Trust he founded in 2004 and that went public in 2005. DiamondRock owns several high-quality hotels throughout the United States and has assets of approximately $3 billion. Mr. McCarten served as Chief Executive Officer of DiamondRock from its inception until September 2008. Mr. McCarten serves as a member of the board of directors of Marriott Vacations Worldwide Corporation (NYSE: VAC), a leader in the timeshare industry with a global portfolio of resorts in popular destinations. From 2001 through 2003, Mr. McCarten was President of the Marriott Services Group of Marriott International, Inc. (NYSE: MAR). Prior to that position, Mr. McCarten served as President and Chief Executive Officer of HMSHost Corporation. Mr. McCarten was an accountant with Arthur Andersen & Co. from 1970 to 1979.

Director Qualifications:

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Leadership Experience—Founder and Chairman of DiamondRock; member of the boards of directors of DiamondRock and Marriott Vacations Worldwide Corporation; former Chief Executive Officer of DiamondRock; former President of Marriott Services Group; former President and Chief Executive Officer of HMSHost Corporation.

•	Financial Experience—served as accountant with Arthur Andersen & Co.; served as Vice President and Corporate Controller of Marriott International, Inc.

•	Industry Experience—significant knowledge of our industry as Chief Executive Officer of a company that successfully combined both restaurants and retail shops under the same roof.

Coleman H. Peterson, age 69, first became one of our directors in June 2011. Mr. Peterson is President and Chief Executive Officer of Hollis Enterprises, LLC, the human resources consulting firm he founded in 2004 following his retirement from Wal-Mart Stores, Inc. (NYSE: WMT), where he served as Chief People Officer from 1994 to 2004. Mr. Peterson serves on the boards of directors of both J.B. Hunt Transport Services, Inc. (NASDAQ: JBHT) and Build-A-Bear Workshop, Inc. (NYSE: BBW).

Director Qualifications:

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Leadership Experience—Founder, President, and Chief Executive Officer of Hollis Enterprises, LLC; member of the Nominating and Corporate Governance Committees of the boards of directors of J.B. Hunt Transport Services, Inc. and Build-A-Bear Workshop, Inc.; extensive executive compensation and succession planning expertise as the Chairman of both the Executive Committee of J.B. Hunt Transport Services, Inc. and the Compensation Committee of Build-A-Bear Workshop, Inc.

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Industry Experience—developed significant retail industry experience and knowledge as Chief People Officer for Wal-Mart Stores, Inc., where he had the distinction of being the chief human resources officer of the world’s largest private workforce.

Andrea M. Weiss, age 62, first became one of our directors in 2003. Ms. Weiss has been the President and Chief Executive Officer of Retail Consulting, Inc., a retail consulting firm, since October 2002. Prior to that, Ms. Weiss served as President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002. From May 1998 until February 2001, Ms. Weiss served as the Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of L Brands, Inc. (formerly Limited Brands, Inc.) (NYSE: LB), a women’s retailer. Ms. Weiss has served on the boards of directors of Chicos FAS (NYSE: CHS) since February 2009, and Nutrisystem, Inc. (NASDAQ: NTRI) since March 2013. From April 2006 to June 2007, Ms. Weiss was the Chairman of Cortefiel Group, SA, a European retailer with stores in more than 60 countries. Ms. Weiss’ prior retail experience includes positions at The Walt Disney Company (NYSE: DIS), ANN INC., formerly AnnTaylor Stores Corporation (NYSE: ANN), and Guess?, Inc. (NYSE: GES). In addition, Ms. Weiss previously served on the boards of directors of The Pep Boys—Manny, Moe & Jack (formerly NYSE: PBY), Brookstone, Inc. (formerly NASDAQ: BKST), GSI Commerce Inc. (formerly NASDAQ: GSIC), Ediets.com, Inc. (formerly NASDAQ: DIET), and Worth Ltd., a private direct marketer of luxury apparel and accessories. In January 2014, Ms. Weiss co-founded The O Alliance, LLC, a digital and retail consulting network. Ms. Weiss advises a number of digital, technology and startup fashion technology firms as part of The O Alliance, LLC. In July 2014, Ms. Weiss joined the board of directors of Newgistics, a private logistics firm.

Director Qualifications:

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Leadership Experience—Founder of The O Alliance, LLC, President and Chief Executive Officer of Retail Consulting, Inc.; former President of dELiA*s Corp.; former Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of L Brands, Inc.; former Chairman of Cortefiel Group, SA; member of the boards of directors of Chicos FAS, and Nutrisystem, Inc.; former member of the boards of directors of The Pep Boys—Manny, Moe & Jack, Brookstone, Inc., GSI Commerce, Inc., Ediets.com, Inc. and several other private company boards of directors in the retail, e-commerce and consumer sector.

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Industry Experience—over 30 years of experience in the retail and consumer sector with major retail brands, such as The Walt Disney Company, AnnTaylor Stores Corporation and Guess?, Inc.; member of the boards of directors of Chicos FAS, and Nutrisystem, Inc.; former member of the boards of directors of The Pep Boys—Manny, Moe & Jack, Brookstone, Inc., GSI Commerce, Inc. and several other private company boards of directors in the retail and consumer sector; former Chairman of Cortefiel Group, SA.

Director Independence

In accordance with NASDAQ’s listing requirements, the Nominating and Corporate Governance Committee has evaluated each of our directors’ independence from the Company and its management based on NASDAQ’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and NASDAQ’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our current Board members, with the exception of Ms. Cochran, and all of our director nominees other than Ms. Cochran, are independent in accordance with NASDAQ’s listing standards and our Corporate Governance Guidelines, the latter of which are posted on our website at www.crackerbarrel.com.

Communications with the Board

Our Board of Directors provides a process for shareholders to send communications to the Board of Directors. All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee 37087, or via e-mail, to corporate.secretary@crackerbarrel.com, or via fax, to (615) 443-9279, or website communication on the Investor Relations section of our website at www.crackerbarrel.com.

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors as a whole or to any specific member or members of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chairman of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any specific member or members of the Board of Directors.

Attendance of Directors at 2016 Annual Meeting of Shareholders

Our Board of Directors has adopted a policy that requires all directors to attend our annual shareholder meeting unless attendance is not feasible owing to unavoidable circumstances. All of our Board members attended our 2016 Annual Meeting.

Director Nomination Process

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to the Board all persons to be nominated to serve as a director of the Company. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Shareholder Director Nominees.” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.

All director nominees are current directors. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of the Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.

Shareholder Director Nominees

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING” on page 56 of this proxy statement. The Company’s bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. Such notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate for election to the Board of Directors. Shareholders of the Company who wish to recommend a nominee to the Board of Directors should read carefully the Company’s bylaws, which are available on the Investor Relations section of our website at www.crackerbarrel.com.

In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board of Directors, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING” on page 56 of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S NOMINEES FOR DIRECTOR.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In light of shareholder approval at the Company’s 2011 Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Board of Directors determined to hold an advisory vote on the compensation of the Company’s named executive officers every year. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.

We have described the compensation of the Named Executive Officers under the sections “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION—COMPENSATION TABLES AND INFORMATION” of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage executives to remain with the Company for long and productive careers.

The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2017 executive compensation decisions, please see “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 14 of this proxy statement.

In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, we are asking our shareholders to vote, on an advisory and non-binding basis, for their preference as to how frequently the advisory vote on the executive compensation of the Named Executive Officers should be presented to shareholders. By voting with respect to this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of the Named Executive Officers every three years, every two years or every year.

Our Board of Directors has determined that providing an advisory vote on the compensation of the Named Executive Officers every year is the most appropriate alternative for the Company. When our shareholders last voted on this proposal in 2011, a majority voted in favor of an annual advisory vote, and we have held an advisory vote on executive compensation every year since 2011. Consistent with the preference expressed by our shareholders in 2011, our Board of Directors believes that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Our shareholders will have the opportunity to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years, or abstain. Shareholders are not voting to approve or disapprove of the recommendation of our Board of Directors. Rather, the outcome of this advisory vote regarding the frequency of a shareholder advisory vote will be determined by which frequency—every year, every two years or every three years—receives the greatest number of votes cast.

Shareholders are being asked to vote on the following resolution at this annual meeting:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which we are to hold a shareholder advisory vote on the compensation of the Named Executive Officers, as set forth in the Company’s proxy statement.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Compensation Committee or our Board of Directors.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY YEAR FOR FUTURE ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2018. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.

Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

FEES PAID TO AUDITORS

The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2017 and 2016.

Service	Aggregate Fees Billed for FY 2017	Aggregate Fees Billed for FY 2016
Audit Fees(1)	$813,560	$806,298
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees(2)	$2,600	$2,600

Total Fees	$816,160	$808,898

(1)	Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2017 and 2016; review of our condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2017 and 2016; attestation report related to internal control over financial reporting for 2017 and 2016.
(2)	Represents aggregate expenses for licenses to access a financial accounting technical database.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages 8 and 9 of this proxy statement. Among other things, the Audit Committee recommends to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.

The Audit Committee is comprised of four directors, all of whom are independent as determined in accordance with NASDAQ’s listing standards and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. The Board of Directors has determined that all four members of the Audit Committee satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.

In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:

•

The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 1301 (“Communications with Audit Committees”), as amended, as adopted by the Public Company Accounting Oversight Board.

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the Company’s audited consolidated balance sheets as of July 28, 2017 and July 29, 2016 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended July 28, 2017, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.

In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chairman of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.

This report has been submitted by the members of the Audit Committee:

Richard J. Dobkin, Chairman

Glenn A. Davenport

Norman E. Johnson

William W. McCarten

This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If you wish to submit a proposal to be included in our proxy statement for our Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 4, 2018. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, the Company’s bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2018 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The Company’s bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2018 Annual Meeting (or, if the first public announcement of the date of the 2018 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2018 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov, or via our website at www.crackerbarrel.com.

OTHER BUSINESS

We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Directions to the Annual Meeting

Take I-40 West from Knoxville, Tennessee or I-40 East from Nashville, Tennessee.

Take the Hartmann Drive exit, Exit 236, and proceed North on Hartmann Drive.

Go North on Hartmann Drive approximately 2.6 miles.

Turn right at the traffic light into the Cracker Barrel campus.

Proceed as indicated by signs to the Operations Services Building 4.

VOTE BY INTERNET - www.proxyvote.com
CRACKER BARREL OLD COUNTRY STORE, INC. 305 HARTMANN DRIVE LEBANON, TN 37087

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96020-TBD                     KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CRACKER BARREL OLD COUNTRY STORE, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write
The Board of Directors recommends you vote FOR the following:				the number(s) of the nominee(s) on the line below.
1. To elect nine directors.	☐	☐	☐
Nominees:

01) James W. Bradford 06) Norman E. Johnson
02) Thomas H. Barr 07) William W. McCarten
03) Sandra B. Cochran 08) Coleman H. Peterson
04) Meg G. Crofton 09) Andrea M. Weiss
05) Richard J. Dobkin

The Board of Directors recommends you vote FOR proposal 2.

2. TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

The Board of Directors recommends you vote “1 YEAR” on the following proposal:

3. TO SELECT, ON AN ADVISORY BASIS, THE FREQUENCY WITH WHICH SHAREHOLDERS OF THE COMPANY WILL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

[ ] 1 YEAR [ ] 2 YEARS [ ] 3 YEARS [ ] ABSTAIN

The Board of Directors recommends you vote FOR proposal 4.

4. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

NOTE: To conduct other business properly brought beforw the meeting. For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M96021-TBD

CRACKER BARREL OLD COUNTRY STORE, INC.

Proxy Solicited by and on behalf of the Board of Directors for the

Annual Meeting of Shareholders to be held on Thursday, November 16, 2017.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Sandra B. Cochran, James W. Bradford, and Richard M. Wolfson, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) to be held at 305 Hartmann Drive, Lebanon, TN, on Thursday, November 16, 2017 at 10:00 a.m., Central Time. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The shares will be voted in accordance with your instructions.

THE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR ALL BOARD OF DIRECTORS NOMINEES IN THE ELECTION OF DIRECTORS; TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT THAT ACCOMPANIES THIS NOTICE; TO SELECT, ON AN ADVISORY BASIS, HAVING AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EACH YEAR; TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please sign and date this Proxy.